Exhibit 99.1

200 Sandpointe Avenue, Suite 700
Santa Ana, CA 92707-5759
657.335.3665
www.ducommun.com
NEWS RELEASE

Ducommun Acquires Certified Thermoplastics Co., LLC

Supplier of Highly Engineered Extruded Plastics and Compounds

SANTA ANA, Calif., April 23, 2018 — Ducommun Incorporated (NYSE:DCO) (“Ducommun” or the “Company”) today announced that it has completed the acquisition of Certified Thermoplastics Co., LLC (“CTP”), based in Santa Clarita, Calif. Founded in 1978, CTP is a leader in precision profile extrusions and extruded assemblies of engineered thermoplastic resins, compounds and alloys for a wide range of commercial aerospace, defense, medical, and industrial applications.

“I am delighted to welcome the CTP team to Ducommun as we continue to add high value engineered products to the portfolio,” said Stephen Oswald, Ducommun president and chief executive officer. “As I‘ve stated in the past, our strategy is to diversify towards more customized, higher value, engineered products with greater aftermarket potential. CTP adds to the Company’s proprietary capabilities in aerostructures and expands our footprint into an entirely new market – aircraft interiors. I am also pleased that Robert Duncan, CTP’s current president and its primary shareholder, will be staying on to help with the transition of the business to Ducommun.”

“I am very excited to join the Ducommun family. CTP’s focus on specialty extrusions – particularly for use in aviation interiors – will complement Ducommun’s existing portfolio of products across its end-use markets. I also believe that by joining Ducommun, CTP will be able to further accelerate the growth that we have experienced over the past few years,” added Robert Duncan, CTP’s president.

Ducommun expects the acquisition to be accretive to earnings within the first year following closing and financed the purchase through its existing revolving credit facility.

Advisors

Winston & Strawn LLP served as legal advisor to Ducommun. Houlihan Lokey served as financial advisor and Morgan, Lewis & Bockius LLP served as legal advisor to CTP.

About Ducommun Incorporated

Ducommun Incorporated delivers value-added innovative manufacturing solutions to customers in the aerospace, defense and industrial markets. Founded in 1849, the company specializes in two core areas – Electronic Systems and Structural Systems – to produce complex products and components for commercial aircraft platforms, mission-critical military and space programs, and sophisticated industrial applications. For more information, visit www.ducommun.com.

About Certified Thermoplastics Co., LLC

CTP was founded in 1978 and supplies extrusions and extruded assemblies to a wide variety of industrial customers including for medical, lighting, energy, and communications applications. However, a large part of the company’s business is within the aviation and aerospace sector, with clients such as Boeing (both civilian and military), Airbus, Embraer, Bombardier and others. CTP specializes in the extrusion of engineered thermoplastic resins, compounds and alloys, including high temperature resins, flame retardant, low smoke and fume resins, glass and carbon reinforced compounds that add strength and static dissipation properties, and chemical resistance for use in harsh environments. Additional information can be found at www.ctplastics.com.

This press release includes “forward looking statements” relating to the acquisition of Certified Thermoplastics Co., LLC discussed above, including statements relating to Ducommun’s expectations relating to the acquisition being accretive to its earnings. These statements are based on assumptions currently believed to be valid, but they involve risks and uncertainties that could cause our actual results to differ materially from those expressed in the forward looking statements. Important uncertainties that could cause our actual results to differ from those expressed in the forward looking statements are identified in our reports filed with the SEC, including our Quarterly Reports on Form 10-Q, our Annual Reports on Form 10-K, and our Current Reports on Form 8-K. The forward looking statements included in this press release are made only as of the date of this press release, and Ducommun does not undertake any obligation to (and expressly disclaims any such obligation to) update the forward looking statements to reflect subsequent events or circumstances.

Contacts

Douglas L. Groves, Vice President, Chief Financial Officer and Treasurer, 310.513.7200

Chris Witty, Investor Relations, 646.438.9385, cwitty@darrowir.com

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